UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2015

3M Company

(Exact name of registrant as specified in its Charter)

Delaware	1-3285	41-0417775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (651) 733-1110

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The exhibits filed herewith are exhibits to the Registration Statement on Form S—3 (file no. 333—196003) of 3M Company (the “Company”), filed with the Securities and Exchange Commission on May 16, 2014.  On May 13, 2015, the Company entered into a Terms Agreement with Barclays Bank PLC, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch relating to the sale of €650,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2020, €600,000,000 aggregate principal amount of the Company’s 0.950% Notes due 2023 and €500,000,000 aggregate principal amount of the Company’s 1.750% Notes due 2030, issued off of the Company’s $9,000,000,000 Medium—Term Notes Program, Series F.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

1.1	Terms Agreement relating to the issuance and sale of the Company’s Floating Notes due 2020, 0.950% Notes due 2023 and 1.750% Notes due 2030

4.1	Form of Euro Fixed Rate Medium due 2023—Term Note, Series F

4.2	Form of Euro Fixed Rate Medium due 2030—Term Note, Series F

4.3	Form of Euro Floating Rate Medium—Term Note, Series F

5.1	Opinion of Gregg M. Larson relating to the Company’s Floating Notes due 2020, 0.950% Notes due 2023 and 1.750% Notes due 2030

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 18, 2015	3M Company

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

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